UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): NOVEMBER 22, 2004


                       CHINA WIRELESS COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)


            NEVADA                     333-49388            91-1966948
(State or other jurisdiction of       (Commission          (IRS Employer
        incorporation)                File Number)       Identification No.)


           1746 COLE BOULEVARD, SUITE 225, GOLDEN, COLORADO 80401-3208
               (Address of principal executive offices) (Zip Code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

        Registrant's telephone number, including area code (303) 277-9968

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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ITEM 5.02    DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
             DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Effective November 22, 2004, the board of directors of China Wireless Communications, Inc. (the "Company") elected Dr. Allan R. Rabinoff as President of Beijing In-Touch Information Systems Company Ltd., the Company's subsidiary. Dr. Rabinoff has been a director of the Company since February 2004.

Dr. Allan Rabinoff is a principal in Intelligent Network Communications, LLC and IP2IP, LLC. Throughout his business career he has focused on maximizing opportunities in a rapidly changing business environment. He has extensive international experience in the areas of project identification, contract negotiation, cross-cultural team building, marketing, sales, M & A strategy and business development. The majority of his international projects have been in the Far East.


ITEM 5.03    AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
             YEAR

Effective November 22, 2004, the Company amended its Articles of Incorporation to increase from 50,000,000 to 250,000,000 the number of authorized shares of common stock.


ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

Exhibits:

REGULATION
S-B NUMBER                   DOCUMENT

   3.1          Certificate of Amendment


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 CHINA WIRELESS COMMUNICATIONS, INC.


November 23, 2004                By:  /s/ PEDRO E. RACELIS III
                                    --------------------------------------------
                                    Pedro E. Racelis III
                                    President and Chief Executive Officer




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